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DRAFT

CONTACT:
Christian Misvaer - Secretary                                    (732) 590-1600

               Intelligroup Announces New Chief Financial Officer
                           Strengthens Management Team

Edison, NJ (April 5, 2004): Intelligroup, Inc. (Nasdaq: ITIG), an information technology services strategic outsourcing partner to the world's largest companies, today announced the appointment of David J. Distel as its Chief Financial Officer.

Mr. Distel brings over 20 years of experience to Intelligroup through various key financial and operational roles in the information services, technology, business process outsourcing, and financial services industries. His experience includes tenures as the CFO of an international division of Reuters Group PLC in the Americas which had revenues over $1 billon, the Senior Vice President of Finance for a subsidiary of Bank of America which had assets of $8 billion, and several executive financial roles with an international division of GE Capital which had assets in excess of $8 billion. In addition, Mr. Distel has held various auditing and M&A positions including Senior Manager with Deloitte & Touche. In these capacities, he has developed competencies that include strategic planning, budgeting, internal and external reporting, taxation, M&A and other operational and general administrative areas.

"We are pleased with the well rounded expertise that Dave is bringing to Intelligroup. We are excited to have his proven track record and this addition to our management team is another step in transforming Intelligroup to capitalize on our opportunities for growth." said Arjun Valluri, Chief Executive Officer of Intelligroup. "Dave will immediately be focused on our profitability, the efficiency of our operations and driving our strategy. I believe that Intelligroup can and will derive measurable benefit from Dave's experience at this critical juncture in our evolution."

About Intelligroup
Intelligroup, Inc. (http://www.intelligroup.com) is a strategic outsourcing partner to the world's largest companies. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

Safe Harbor Statement
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.


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Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, transitions relating to key executive departures and additions, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.